Exhibit 4.10

SYSTEMS XCELLENCE INC. FILES AMENDED AND RESTATED PRELIMINARY PROSPECTUS

MILTON, Ontario June 12, 2006, Systems Xcellence Inc. ("SXC") (TSX: SXC), today announced that it has filed an amended and restated preliminary short-form prospectus with Canadian securities regulators and an amended registration statement on Form F-10 with the U.S. Securities and Exchange Commission in connection with a public offering of its common shares in Canada and an initial public offering of its common shares in the United States (collectively, the "Offering").

The terms of the Offering remain as described in SXC's press release dated June 5, 2006. The amended offering documents update SXC's share price and trading information and related information as at June 9, 2006.

In connection with the filing of the amended offering documents, SXC has re-filed its managements' discussion and analysis for the year ended December 31, 2005.

On June 5, 2006, SXC effected a four-to-one share consolidation. Its common shares commenced trading on the TSX on a post-consolidated basis on June 9, 2006.

About Systems Xcellence

Systems Xcellence is a leading provider of healthcare information technology solutions and services to the healthcare benefits management industry. The company's product offerings and solutions combine a wide range of software applications, application service provider processing services and professional services, designed for many of the largest organizations in the pharmaceutical supply chain, such as Federal, provincial, and, state and local governments, pharmacy benefit managers, managed care organizations, retail pharmacy chains and other healthcare intermediaries. SXC is headquartered in Milton, Ontario with offices and processing centres in Lombard, Illinois; Scottsdale, Arizona; Warminster, Pennsylvania; and Victoria, British Columbia. For more information on SXC, please visit www.sxc.com.

Forward-Looking Statements

Certain statements included herein, including those that express management's expectations or estimates of our future performance, constitute "forward-looking statements" within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, our ability to achieve increased market acceptance for our product offerings and penetrate new markets; consolidation in the healthcare industry; the existence of undetected errors or similar problems in our software products; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; our ability to compete successfully; potential liability for the use of incorrect or incomplete data; the length of the sales cycle for our healthcare software solutions; interruption of our operations due to outside sources; our dependence on key customers; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to obtain, use or successfully integrate third-party licensed technology; compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry; breach of our security by third parties; our dependence on the expertise of our key personnel; our access to sufficient capital to fund our future requirements; and potential write-offs of goodwill or other intangible assets. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to SXC or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Risks and uncertainties about our business are more fully discussed in our Annual Information Form.

Certain of the assumptions made in preparing forward-looking information and management's expectations include: maintenance of our existing customers and contracts, our ability to market our products successfully to anticipated customers, the impact of increasing competition, the growth of prescription drug utilization rates at predicted levels, the retention of our key personnel, our customers continuing to process transactions at historical levels, that our systems will not be interrupted for any significant period of time, that our products will perform free of major errors, our ability to obtain financing on acceptable terms and that there will be no significant changes in the regulation of our business.

For more information, please contact:

Dave Mason Investor Relations — Canada The Equicom Group Inc. (416) 815-0700 ext. 237 dmason@equicomgroup.com	Jeff Park Chief Financial Officer Systems Xcellence Inc. Tel: (630) 559-3693 investors@sxc.com
OR
Susan Noonan Investor Relations — U.S. The SAN Group, LLC (212) 966-3650 susan@sanoonan.com